Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director – Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS THIRD QUARTER 2022 EPS OF $2.54

SEATTLE, WASHINGTON - November 8, 2022, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced third quarter 2022 financial results including the following highlights compared to the same quarter of 2021:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 22% to $2.54
•	Net Earnings Attributable to Shareholders increased 15% to $414 million
•	Operating Income increased 8% to $527 million
•	Revenues increased 1% to $4.4 billion
•	Airfreight tonnage volume and ocean container volume decreased 13% and 10%, respectively

“We continued to perform at a very high level, generating another strong quarter of financial performance and cash flow,” said Jeffrey S. Musser, President and Chief Executive Officer. “We accomplished this despite uncertain economic conditions that resulted in declines in tonnage and volumes, reductions in both buy and sell rates, and an overall rebalancing of capacity in the logistics freight markets. These conditions have continued in recent weeks and we believe that inflation, high energy costs, and government fiscal and monetary measures will continue to exert pressure on global supply chains. Additionally, many shippers are now looking to shrink retail inventories that were overstocked earlier in the year in reaction to COVID-related supply chain disruptions.

“All of our people and products performed well during the quarter, as buy and sell rates remained volatile while declining from their pandemic peaks. Once again, we were able to adjust quickly to rapidly evolving operating conditions in which pandemic-induced demand and supply chain constraints gave way to falling demand, and while not completely eliminated, an easing of many of the labor and equipment shortages and the bottlenecks that had so severely constrained capacity and impeded throughput at the ports over the past two years. We are also seeing air capacity return to higher levels, with Hong Kong and other origins in Asia reopening. In addition, the largely land- and port-based constraints that had so severely impacted the ocean market have significantly improved to where carriers are once again starting to manage capacity in certain trade lanes in an effort to address declining demand while sustaining falling rates.

“Based on what we currently see, these changing conditions that involve decelerating demand and an overall decline in rates are likely to continue for the remainder of 2022 and into 2023. Just as we quickly adapted to unprecedented operating conditions spurred by the pandemic, we are adjusting for this new operating environment and continue to make focused efforts to control costs. Most critically, we remain fully engaged with our customers to accommodate their needs for capacity and services, while looking forward to when the economy eventually reverses course and demand starts to increase again.”

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements in this release.

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “As we have commented previously, we did not expect the unprecedented COVID-related operating conditions to persist long-term. We believe we are now seeing a changing environment. While many concurrent disruptions continue to plague our industry, including the quarantines in China, the conflict in Ukraine, and the shortage of labor and certain equipment, conditions are starting to ease. We now believe we are seeing a shift towards slowing volumes and falling rates. We have been here before and know which levers to pull to enhance our efficiencies and control costs. We are ready to further align ourselves with a post-COVID environment of higher inflation and tapered demand. We do not know how long these new conditions will last. We will continue to invest appropriately for the long-term in our people, processes, and technology, and we believe we will be fully capable of meeting the eventual upturn in demand.” Mr. Powell noted that the Company benefitted from a favorable tax rate during the quarter and returned over $1 billion to shareholders via repurchased stock so far this year.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding the future stabilization of supply/demand imbalance and rate volatility; the continued unsettled operating environment due to uncertain air and ocean capacity; volatile air and ocean pricing and uneven demand for such services; port congestion; equipment imbalances; labor shortages; uncertain availability of warehouse and pier space; trade disruptions; rising fuels costs; the conflict in Ukraine; inflation, high energy costs, government fiscal and monetary measures, and signs of a slowing economy and drop in demand; and the uneven lifting of the COVID-19 pandemic restrictions around the world. Future financial performance could differ materially because of factors such as: our ability to leverage the strength of our carrier relationships to secure space; the strength of our non-asset-based operating model; our expectation that the supply/demand imbalance, rate volatility, and various on-shore bottlenecks may continue; our ability to control costs and continue to enhance our productivity; our ability to invest in our strategic efforts to explore new areas for profitable growth; and our ability to remain a strong, healthy, unified and resilient organization. The ongoing impact of the COVID-19 pandemic could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

Third Quarter 2022 Earnings Release, November 8, 2022

Financial Highlights for the three and nine months ended September 30, 2022 and 2021 (Unaudited)

(in 000's of US dollars except per share data)

	Three months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Revenues	$4,362,146	$4,319,261	1%	$13,629,756	$11,127,174	22%
Directly related cost of transportation and other expenses[1]	$3,194,273	$3,185,490	-	$10,151,332	$8,031,407	26%
Salaries and other operating expenses[2]	$640,950	$644,134	-	$1,983,759	$1,809,970	10%
Operating income	$526,923	$489,637	8%	$1,494,665	$1,285,797	16%
Net earnings attributable to shareholders	$414,209	$359,068	15%	$1,138,123	$962,660	18%
Diluted earnings attributable to shareholders per share	$2.54	$2.09	22%	$6.84	$5.61	22%
Basic earnings attributable to shareholders per share	$2.56	$2.12	21%	$6.90	$5.68	21%
Diluted weighted average shares outstanding	163,250	171,565	(5)%	166,398	171,549	(3)%
Basic weighted average shares outstanding	162,029	169,633	(4)%	164,944	169,398	(3)%

[1]

Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

[2]

Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

	Employee Full-time Equivalents as of September 30,
	2022	2021
North America	7,799	7,315
Europe	4,194	3,860
North Asia	2,488	2,440
South Asia	1,845	1,740
Middle East, Africa and India	1,549	1,507
Latin America	851	801
Information Systems	1,144	976
Corporate	399	395
Total	20,269	19,034

	Third quarter year-over-year percentage decrease in:
2022	Airfreight kilos	Ocean freight FEU
July	(11)%	(9)%
August	(14)%	(11)%
September	(15)%	(10)%
Quarter	(13)%	(10)%

During the three and nine months ended September 30, 2022, we repurchased 4.5 million and 9.5 million shares of common stock at 103.56 and $106.84 per share, respectively. During the three and nine months ended September 30, 2021, we repurchased 0.6 million and 2.0 million shares of common stock at an average price of $124.95 and $110.45 per share, respectively.

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on November 11, 2022 will be considered in management's 8-K “Responses to Selected Questions.”

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30, 2022	December 31, 2021
Assets:
Current Assets:
Cash and cash equivalents	$2,154,534	$1,728,692
Accounts receivable, less allowance for credit loss of $9,760 at September 30, 2022 and $6,686 at December 31, 2021	2,748,322	3,810,286
Deferred contract costs	499,935	987,266
Other	184,765	108,801
Total current assets	5,587,556	6,635,045
Property and equipment, less accumulated depreciation and amortization of $548,585 at September 30, 2022 and $541,677 at December 31, 2021	480,941	487,870
Operating lease right-of-use assets	486,980	459,158
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	27,295	729
Other assets, net	16,827	19,200
Total assets	$6,607,526	$7,609,929
Liabilities:
Current Liabilities:
Accounts payable	1,544,757	2,012,461
Accrued liabilities, primarily salaries and related costs	404,207	403,625
Contract liabilities	594,244	1,142,026
Current portion of operating lease liabilities	88,535	82,019
Federal, state and foreign income taxes	74,507	86,166
Total current liabilities	2,706,250	3,726,297
Noncurrent portion of operating lease liabilities	409,883	385,641
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 159,128 shares at September 30, 2022 and 167,210 shares at December 31, 2021	1,591	1,672
Additional paid-in capital	118	3,160
Retained earnings	3,738,600	3,620,008
Accumulated other comprehensive loss	(258,129)	(130,414)
Total shareholders’ equity	3,482,180	3,494,426
Noncontrolling interest	9,213	3,565
Total equity	3,491,393	3,497,991
Total liabilities and equity	$6,607,526	$7,609,929

08-November-2022	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenues:
Airfreight services	$1,480,955	$1,628,115	$4,682,076	$4,477,599
Ocean freight and ocean services	1,684,579	1,598,597	5,420,471	3,651,059
Customs brokerage and other services	1,196,612	1,092,549	3,527,209	2,998,516
Total revenues	4,362,146	4,319,261	13,629,756	11,127,174
Operating Expenses:
Airfreight services	1,104,812	1,244,381	3,459,861	3,335,253
Ocean freight and ocean services	1,343,355	1,254,334	4,345,963	2,859,020
Customs brokerage and other services	746,106	686,775	2,345,508	1,837,134
Salaries and related	499,341	519,611	1,546,503	1,452,902
Rent and occupancy	52,715	46,730	155,241	137,376
Depreciation and amortization	15,187	12,753	42,416	38,415
Selling and promotion	6,239	4,237	16,174	10,479
Other	67,468	60,803	223,425	170,798
Total operating expenses	3,835,223	3,829,624	12,135,091	9,841,377
Operating income	526,923	489,637	1,494,665	1,285,797
Other Income (Expense):
Interest income	7,835	2,462	12,447	6,596
Other, net	98	733	7,731	6,382
Other income, net	7,933	3,195	20,178	12,978
Earnings before income taxes	534,856	492,832	1,514,843	1,298,775
Income tax expense	120,694	132,922	368,975	333,941
Net earnings	414,162	359,910	1,145,868	964,834
Less net (losses) earnings attributable to the noncontrolling interest	(47)	842	7,745	2,174
Net earnings attributable to shareholders	$414,209	$359,068	$1,138,123	$962,660
Diluted earnings attributable to shareholders per share	$2.54	$2.09	$6.84	$5.61
Basic earnings attributable to shareholders per share	$2.56	$2.12	$6.90	$5.68
Weighted average diluted shares outstanding	163,250	171,565	166,398	171,549
Weighted average basic shares outstanding	162,029	169,633	164,944	169,398

08-November-2022	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Operating Activities:
Net earnings	$414,162	$359,910	$1,145,868	$964,834
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	5,570	3,739	9,917	6,028
Deferred income tax (benefit) expense	(3,070)	(7,658)	(14,928)	2,343
Stock compensation expense	14,175	15,204	51,296	57,298
Depreciation and amortization	15,187	12,753	42,416	38,415
Other, net	1,435	626	144	1,523
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	634,421	(714,300)	880,364	(1,377,997)
(Decrease) increase in accounts payable and accrued expenses	(350,922)	436,343	(343,902)	769,525
Decrease (increase) in deferred contract costs	226,087	(328,932)	437,155	(550,572)
(Decrease) increase in contract liabilities	(249,895)	381,192	(488,826)	635,286
(Decrease) increase in income taxes payable, net	(31,397)	33,378	(78,568)	32,022
(Increase) decrease in other, net	(5,369)	(14,884)	2,040	(15,208)
Net cash from operating activities	670,384	177,371	1,642,976	563,497
Investing Activities:
Purchase of property and equipment	(15,928)	(9,870)	(68,498)	(24,800)
Other, net	(590)	(157)	(645)	(53)
Net cash from investing activities	(16,518)	(10,027)	(69,143)	(24,853)
Financing Activities:
Payments from borrowing on lines of credit	(21,117)	(1,045)	(29,601)	(2,570)
Proceeds from borrowing on lines of credit	—	8,524	56,545	10,138
Proceeds from issuance of common stock	61,885	56,965	73,318	99,433
Repurchases of common stock	(469,041)	(76,595)	(1,018,106)	(225,064)
Dividends paid	—	—	(109,828)	(98,387)
Payments for taxes related to net share settlement of equity awards	—	(4)	(19,333)	(15,172)
Distribution to noncontrolling interest	(543)	(1,631)	(543)	(1,631)
Net cash from financing activities	(428,816)	(13,786)	(1,047,548)	(233,253)
Effect of exchange rate changes on cash and cash equivalents	(47,487)	(7,573)	(100,443)	(13,076)
Change in cash and cash equivalents	177,563	145,985	425,842	292,315
Cash and cash equivalents at beginning of period	1,976,971	1,674,121	1,728,692	1,527,791
Cash and cash equivalents at end of period	$2,154,534	$1,820,106	$2,154,534	$1,820,106
Taxes Paid:
Income taxes	$150,960	$104,617	$465,711	$295,153

08-November-2022	Expeditors International of Washington, Inc.	Page 6 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended September 30, 2022:
Revenues	$1,244,515	140,622	68,057	1,489,331	518,780	637,411	264,518	(1,088)	4,362,146
Directly related cost of transportation and other expenses[1]	$742,826	80,116	41,638	1,250,872	416,817	453,248	209,248	(492)	3,194,273
Salaries and other operating expenses[2]	$314,442	30,151	15,057	98,758	37,577	109,308	36,181	(524)	640,950
Operating income	$187,247	30,355	11,362	139,701	64,386	74,855	19,089	(72)	526,923
Identifiable assets at period end	$3,553,279	272,527	137,472	915,895	421,148	1,020,756	322,160	(35,711)	6,607,526
Capital expenditures	$9,278	556	419	581	426	3,619	1,049	—	15,928
Equity	$2,430,632	129,346	59,494	304,496	180,855	289,595	140,147	(43,172)	3,491,393
For the three months ended September 30, 2021:
Revenues	$1,134,096	116,404	54,303	1,690,381	538,780	564,810	221,777	(1,290)	4,319,261
Directly related cost of transportation and other expenses[1]	$661,515	63,031	34,216	1,417,283	445,970	389,208	174,733	(466)	3,185,490
Salaries and other operating expenses[2]	$238,943	33,077	14,759	141,109	54,003	126,475	36,598	(830)	644,134
Operating income	$233,638	20,296	5,328	131,989	38,807	49,127	10,446	6	489,637
Identifiable assets at period end	$3,417,496	256,638	110,406	1,558,109	457,615	990,123	328,671	(42,675)	7,076,383
Capital expenditures	$6,001	248	175	435	351	2,254	406	—	9,870
Equity	$2,451,584	93,084	37,087	368,535	129,941	258,805	123,304	(41,748)	3,420,592

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the nine months ended September 30, 2022:
Revenues	$3,751,102	390,220	191,900	4,840,822	1,776,355	1,871,509	811,147	(3,299)	13,629,756
Directly related cost of transportation and other expenses[1]	$2,303,428	230,154	118,793	4,054,319	1,463,173	1,335,267	647,510	(1,312)	10,151,332
Salaries and other operating expenses[2]	$962,817	86,328	42,654	326,767	121,634	333,971	111,481	(1,893)	1,983,759
Operating income	$484,857	73,738	30,453	459,736	191,548	202,271	52,156	(94)	1,494,665
Identifiable assets at period end	$3,553,279	272,527	137,472	915,895	421,148	1,020,756	322,160	(35,711)	6,607,526
Capital expenditures	$45,149	2,672	705	1,878	1,152	13,343	3,599	—	68,498
Equity	$2,430,632	129,346	59,494	304,496	180,855	289,595	140,147	(43,172)	3,491,393
For the nine months ended September 30, 2021:
Revenues	$3,007,053	311,986	146,148	4,208,811	1,306,264	1,576,092	574,469	(3,649)	11,127,174
Directly related cost of transportation and other expenses[1]	$1,731,032	175,392	86,868	3,471,453	1,051,133	1,072,973	444,132	(1,576)	8,031,407
Salaries and other operating expenses[2]	$718,762	90,114	41,871	354,841	146,214	359,338	100,899	(2,069)	1,809,970
Operating income	$557,259	46,480	17,409	382,517	108,917	143,781	29,438	(4)	1,285,797
Identifiable assets at period end	$3,417,496	256,638	110,406	1,558,109	457,615	990,123	328,671	(42,675)	7,076,383
Capital expenditures	$11,931	434	300	1,192	1,462	7,908	1,573	—	24,800
Equity	$2,451,584	93,084	37,087	368,535	129,941	258,805	123,304	(41,748)	3,420,592

1Directly related cost of transportation and other expenses totals operating expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals salaries and related, rent and occupancy, depreciation and amortization, selling and promotion and other as shown in the Condensed Consolidated Statements of Earnings.

08-November-2022	Expeditors International of Washington, Inc.	Page 7 of 7